Exhibit 4.32
FIRST AMENDMENT TO
SPOTIFY TECHNOLOGY S.A.
TERMS AND CONDITIONS GOVERNING CONSULTANT STOCK OPTIONS 2020/2025
TERMS AND CONDITIONS GOVERNING CONSULTANT RESTRICTED STOCK UNITS 2020/2025

THIS FIRST AMENDMENT (this “Amendment”) to the Terms and Conditions Governing Consultant Stock Options 2020/2025 (the “Consultant Stock Option Plan”) and the Terms and Conditions Governing Consultant Restricted Stock Units 2020/2025 (the “Consultant RSU Plan”, and collectively with the Consultant Stock Option Plan, the “Consultant Incentive Plans”) is made and adopted by the Board of Directors (the “Board”) of Spotify Technology S.A., a Luxembourg société anonyme (the “Company”).

RECITALS

WHEREAS, the Company maintains the Consultant Incentive Plans;

WHEREAS, pursuant to Section 15.2 of the Consultant Stock Option Plan and Section 13.1.2 of the Consultant RSU Plan, the Board has the authority to amend the Consultant Incentive Plans from time to time; and

WHEREAS, the Board believes it is necessary for practical reasons to amend the Consultant Incentive Plans as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Consultant Incentive Plans are hereby amended as follows:

AMENDMENT

1.Section 4.2 of the Consultant Stock Option Plan is hereby deleted and replaced in its entirety with the following:

Stock Options may be granted to Holders during the period as from and including 1 January 2020 up to and including 31 March 2021. The determination of the Consultants who will be granted Stock Options, and the date or dates of grant of Stock Options during such period (each, a “Date of Grant”), shall be determined by the Board in its sole discretion.

2.Section 4.1.2 of the Consultant RSU Plan is hereby deleted and replaced in its entirety with the following:

Restricted Stock Units may be granted to Holders during the period as from and including 1 January 2020 up to and including 31 March 2021. The determination of the Consultants who will be granted Restricted Stock Units, and the date or dates of grant of Restricted Stock Units during such period (each, a “Date of Grant”), shall be determined by the Board in its sole discretion.

3.This Amendment shall be and is hereby, in applicable part, incorporated into and forms a part of the Consultant Stock Option Plan and Consultant RSU Plan.

4.Except as expressly provided herein, all terms and conditions of the Consultant Stock Option Plan and Consultant RSU Plan shall remain in full force and effect.